Exhibit 10.1

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment No. 1 to Third Amended and Restated Management Agreement, dated February 20, 2020 (this “Amendment”), is made by and among Exantas Capital Corp., a Maryland corporation (formerly known as Resource Capital Corp.) (the “Company”), Exantas Capital Manager Inc., a Delaware corporation (formerly known as Resource Capital Manager, Inc.) (the “Manager”), and Resource America, Inc., a Delaware corporation (“Resource America”).

W I T N E S S E T H:

WHEREAS, the Company, the Manager and Resource America are parties to that certain Third Amended and Restated Management Agreement dated as of December 14, 2017 (the “Agreement”);

WHEREAS, prior to the date hereof the Company has primarily originated floating-rate commercial real estate loans, and it now desires to expand its mortgage lending business to offer its customers fixed-rate commercial real estate loans;

WHEREAS, the origination of fixed-rate commercial real estate loans requires substantial additional personnel and efforts beyond those currently required for the Company’s business of originating primarily floating-rate commercial real estate loans; and

WHEREAS, Section 21 of the Agreement provides that the Agreement may only be amended by an agreement in writing signed by the parties to the Agreement;

Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

Section 1.Name Change Amendment

(a)All references in the Agreement to “Resource Capital Corp.” shall be to “Exantas Capital Corp.”

(b)All references in the Agreement to “Resource Capital Manager, Inc.” shall be to “Exantas Capital Manager Inc.”

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Section 2.Amendment to Section 9 of the Agreement

Section 9 of the Agreement is hereby amended to relabel the current clause (t) as clause (u), and to add the following new clause (t):

“(t) expenses for personnel of the Manager or its Affiliates for their services in connection with the making of fixed-rate commercial real estate loans by the Company or a Subsidiary, in an amount equal to one percent (1%) of the principal amount of each such loan made; and”

Section 3.Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EXANTAS CAPITAL CORP.

By:	/s/ Matthew J. Stern
	Name:	Matthew J. Stern
	Title:	President

EXANTAS CAPITAL MANAGER INC.

By:	/s/ Robert C. Lieber
	Name:	Robert C. Lieber
	Title:	Chief Executive Officer

RESOURCE AMERICA, INC.

By:	/s/ Thomas C. Elliott
	Name:	Thomas C. Elliott
	Title:	Executive Vice President

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